Investor Presentation | March 2026 2 March 2026 U.S. PT | 3 March 2026 AEDT FY’25 Investor Presentation

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Investor Presentation | March 2026 3 Contents Appendix (52 – 59)05 FY’26 Outlook (50 – 51)04 Financial Update FY’25 (36 – 49)03 Life360 Strategy (29 – 35)02 Life360 Overview (4 – 28)01 1. 2. 3. 4. Operating metrics Financials GAAP to Non-GAAP reconciliations & Non-GAAP financial measures Competitive landscape

Investor Presentation | March 2026 Life360 Overview 01 4

Life360 at a glance

Global scale, durable growth, expanding profitability

~95.8M Global Monthly Active Users	**180+** Countries	**611 billion** Miles driven with Life360 Crash Detection[2]	**#7** Top Social Networking App[3]	**$489.5m** **+32% YoY** FY'25 Revenue
~2.8M Global Paying Circles	**16%** U.S. Penetration[1]	**85 billion** Safe arrival notifications[2]	**10.8M+** Monthly active Tile devices	**$93.2m** **19% Margin** FY'25 Adjusted EBITDA[4]

Note: As of December 31, 2025 unless otherwise stated. [1] U.S. smartphone penetration based on approximately 50.6 million U.S. MAU as of December 2025 compared to the total U.S. population per 2020 census adjusted for smartphone penetration. [2] LTM as of December 31, 2025. [3] By DAU in the U.S. as of December 31, 2025. Source: Sensor Tower. [4] Adjusted EBITDA is a non-GAAP measure. For more information, including the definition of Adjusted EBITDA, the use of this non-GAAP measure, as well as a reconciliation of Net Income to Adjusted EBITDA see Appendix 3.

Life360 Investor Presentation | March 2026 5

Investor Presentation | March 2026 Location sharing for the whole family ...with safety top of mind Private map for your inner circle Free to use Built for families Devices for people, pets, and things Premium safety services Market leading driving safety Busy families want peace of mind - Life360 makes everyday family life better through safety and connection 6

Investor Presentation | March 2026 7 Family messaging Real-time driving One-tap communication Private family Circle Item tracking and SOS functionality Crash detection and emergency dispatch Driving Safety 24/7 support with crash detection, emergency dispatch, roadside assistance and more Digital Safety Protection and prevention for each family member Location Sharing and Item Tracking Effortless daily coordination with advanced location sharing and item tracking Emergency Dispatch Expert assistance any time, anywhere Comprehensive Offering All-in-one solution for real life Young couples New drivers Families of all stages Aging parents Adoring pet parents The super-app serving families of all types through a distinctive product offering Keeping people close to the ones they love 7 Pet Finder Network Real-Time tracking, escape alerts, and a community-powered Pet Finding Network Pet tracking Note: Features may vary by region.

Investor Presentation | March 2026 1 As of December 31, 2025. 2 Life 360 Brand Tracking research - April 2024 Fielding (based out of the 23 brand attributes tested). 3 According to December 2025 NPS creator, Bain & Co. for U.S. Adults aged 31-60. in R&D investment since 2016 #1 Brand Attribute2 1 in 7 60 NPS Score Considered “Excellent” by NPS Creator, Bain & Co.3 “Peace of mind” 5x U.S. Smartphone Owners Use Life3601 $600+ Million App Opens per Day1 Life360 is uniquely focused on family safety Providing peace of mind and connection for families creates a competitive moat 8

A one-stop holistic experience vs. competitor offerings

Life360 provides the only feature set that combines available isolated point solutions

	Mobile	Devices	Premium Services
Life360	**4.8** Life360 App Ranking *(vs. Find My at 2.8)* **45%** of Total Paying Circles are cross-platform	**10.8M+** Monthly active Tile devices[1] **65%** of surveyed U.S. pet owner member base has interest in a pet tracker	**Emergency assistance** + **Digital safety** + **Additional safety features**
Competitors		chipolo, ANKER, AirTag, fi	LifeLock by Norton, AAA, On

Note: Features may vary by region.
[1] As of December 31, 2025.

Life360
Investor Presentation | March 2026 9

One of the highest DAUs across all apps in the U.S.

U.S. Lifestyle App Rankings by DAU[1]

Rank	App	Publisher
1	Life360: Stay Connected & Safe	Life360
2	Pinterest	Pinterest
3	Walmart: Shopping & Savings	Walmart
4	Ring - Always Home	Amazon Mobile
5	SHEIN	Sheinside Group
6	eBay	eBay Inc.
7	McDonald's	McDonalds USA

U.S. Social Networking App Rankings by DAU[1]

Rank	App	Publisher
1	Facebook	Meta Platforms
2	WhatsApp Messenger	Meta Platforms
3	Messenger	Meta Platforms
4	Discord	Discord Inc.
5	Threads	Meta Platforms
6	Telegram	Telegram
7	Life360: Stay Connected & Safe	Life360

Triple Tier Lifestyle App Rankings by DAU[1]

Country	Rank	App	Publisher
Australia	2	Life360: Stay Connected & Safe	Life360
Canada	5	Life360: Stay Connected & Safe	Life360
U.K.	7	Life360: Stay Connected & Safe	Life360

Triple Tier Social Networking App Rankings by DAU[1]

Country	Rank	App	Publisher
Australia	6	Life360: Stay Connected & Safe	Life360
U.K.	6	Life360: Stay Connected & Safe	Life360
Canada	8	Life360: Stay Connected & Safe	Life360

Source: Sensor Tower
Note: DAUs (Daily Active Users) defined as devices having 1 or more foreground sessions within an app in a day. [1] As of December 2025.

Life360

Investor Presentation | March 2026 10

Investor Presentation | March 2026 Top Growing Apps for Parents1 Source: Sensor Tower 1Audience insights as of December 2025. +17.6% +12.2% +8.5% +7.6% +6.6% +6.2% +5.6% +5.0% +4.3% +1.3% Gemini ChatGPT Life360 Block Blast Instagram Walmart Spotify Amazon Tik Tok Facebook One of the fastest growing apps for Parents 11

Investor Presentation | March 2026 Strong U.S. Engagement – rivals the biggest names in social and streaming media Source: Sensor Tower company as of December 31, 2025; Company Data for Life360 metrics. 1 Hyper-Engaged Social represents the average DAU/MAU of Facebook, Instagram, Snapchat, TikTok, and X (formerly Twitter). US DAU/MAU Ratio (%) Social Media Streaming Media (Video) Hyper- Engaged Social1 With Push Notif. 70% 59% 59% 56% 53% 51% 44% 33% 31% 28% 26% 19% 19% 16% 13% 12% 12% 12

Investor Presentation | March 2026 Life360 has industry-leading user retention 13 Everyday safety and delight keep families engaged daily App Retention by Days Since App Installation1,2 Source: Sensor Tower company as of December 31, 2025; Peer group data represents U.S. App Store only; Company Data for Life360 metrics. 1 Social media average represents the average app retention of Linkedin, Pinterest, Duolingo, Reddit, Twitch, Nextdoor, Roblox. 2 App retention defined as the percentage of users still using an app at a particular time interval after initial installation. Life360 app retention consistently outperforms peers – outperforming the social media average by 1.5x following the first 90 days since app installation, with a widening gap after the first weeks as families settle into daily use Life360’s strong value proposition and core feature set provides its users with peace of mind that drives consistent daily app usage and fuels product stickiness 0 10 20 30 40 50 60 70 80 90 A p p R et en ti o n Days Since App Installation Life360 (Internal) Social Media Average App Retention

Life360's addressable market opportunities are substantial



~$75bn
~$75bn Subscription Services[1]
Life360
~$80bn
$2.7bn Pet Tracking[3]
$2.1bn Item Tracking[2]
$75bn Subscription Services
2021 – 2022
Acquisition of jiobit + tile
~$83bn
$3.1bn Advertising[4]
$2.7bn Pet Tracking
$2.1bn Item Tracking
$75bn Subscription Services
Today
Acquisition of FANTIX + Nativo
Partner Ecosystem
Family Financial Services
Insurance
Elderly Monitoring
Expansion Opportunities
Advertising
Pet Tracking
Item Tracking
Subscription Services
Future

Source: GSMA Mobile Economy Report, Pew Research Center, 2020 U.S. Census, International Monetary Fund (IMF), Public Company Filings, and Company Data

[1] Smartphone-Equipped Population of Asia Pacific excluding China, Eurasia excluding Russia, Middle East and North Africa, United States, and Canada (Total Population × Smartphone Adoption Rate), divided by People Per Paying Circle to derive Total Paying Circles, multiplied by Q1'24 Average Revenue Per Paying Circle. [2] Intellectual Market Insights Research – AirTag Market Overview. [3] Grandview Research – Pet Wearables Market

[4] 2023 Average Advertising Revenue Per User of Meta, Snap, Uber, Spotify, Reddit, and Duolingo, multiplied by Smartphone-Equipped Population across the U.S. (Total Population × Smartphone Adoption Rate).

Life360

Investor Presentation | March 2026 14

Monetizing our addressable markets

Future Opportunity

Subscription Services



Life360
Platinum

- ✓ Roadside Assistance
- ✓ Medical Assistance
- ✓ SOS
- ✓ Driver Reports
- ✓ Stolen Phone Protection
- ✓ ID Theft Protection
- ✓ Crash Detection
- ✓ Emergency Dispatch
- ✓ Disaster Response
- ✓ Travel Support
- ✓ Pet Finder Network & More...

Devices





Indirect



First Party Data Monetization



Hubble Partnership



Advertising



Ads for Free Members



Access unique audiences based on First Party Data



Adjacent Markets



Elderly Monitoring



Insurance



Family Financial Services



Partner Ecosystem



Life360 Investor Presentation | March 2026 15

Investor Presentation | March 2026 Expanding reach beyond parents with teens 16 Of Circles are Families with Teens 1,3 36% of U.S. households have at least one pet 4 of the U.S. population is 65 or older 13% 17% (2020)(2010) Of Circles are Couples 2,3 18% 70% … with an opportunity to expand within our current member base Premium member plans have historically focused on a narrow slice of our engaged free member base… Current Member Base Focus Member Base Expansion 3.3 members per Paying Circle on average 3 Source: U.S. Census Data, American Pet Products Association Note: The Circle percentages referenced reflect data for free Circles, not Paying Circles. 1 Defined as Circles with at least one member being a parent and one or more teens. 2 Defined as Circles of two members who are spouses or partners. 3 Reflects Circles on a global basis as of December 31, 2025. 4 As of 2025.

Entering the pet space with Pet GPS and the Pet Finder Network

Early adoption post-launch with significant opportunity for monetization and retention benefits


New!
Introducing Life360 Pet GPS
Waffles
Left Home

Free

Pet Finder Network


9:41
LOST PET ALERT
Help me find Waffle
LOST
Male · 45 lbs
If you have any infor
+1 (415) 555-1234
Alert your neighbors

~5M Pets added to Life360 Circles

Paid

Your Pet on the Life360 Map


PETS. PEOPLE. THINGS. ALL ON ONE MAP.
Annual Gold Membership is required to activate device and GPS pet tracking features.
Smart Alerts
Luna 2:45pm
Left Park
Luna 3:15pm
Arrived at Home
Get instant notifications when your pet leaves their designated places so you can act quickly.

Paid

Life360 Pet GPS



- → Real-time tracking via GPS, BLE, and WiFi
- → $49.99 MSRP with Gold membership required[1]
- → Up to 14 day battery life per charge + 6 month Reserve Mode
- → Safety light
- → Water-resistant
- → Georeferences and escape alerts
- → Universal attachment fits most standard collars
- → Escaped Pet instantly notifies your Circle, with optional safety light & audible ring

[1] Activation fee of $79.99 is waived for the first device added to a Circle

Life360

Investor Presentation | March 2026 17

Freemium membership model to support families' needs and enable monetization

Life360's premium services provide benefits focused on driving and digital safety

Current Triple Tier Membership Bundles (U.S., UK, Canada, ANZ)

FREE MEMBERSHIP
$0.00/mo

- ✓ SOS
- ✓ Place Alerts (2 places)
- ✓ Location History (2 days)
- ✓ Crash Detection
- ✓ Family Driving Summary
- ✓ Battery Monitoring
- ✓ Pet Profile & Pet Finder Network

SILVER MEMBERSHIP
$7.99/mo

- + Place Alerts (5 places)
- + Location History (7 days)
- + Stolen Phone Protection ($100)
- + Ad-Free Experience

12% of U.S. Paying Circles[1]

GOLD MEMBERSHIP
$14.99/mo

- + Place Alerts (unlimited)
- + Location History (30 days)
- + Individual Driver Reports
- + Roadside Assistance
- + 24/7 Emergency Dispatch
- + ID Theft Protection
- + Free Towing (5mi Radius)
- + Stolen Funds Reimbursement ($25K)
- + Stolen Phone Protection ($250)
- + Real-Time Pet Tracking[2]

84% of U.S. Paying Circles[1]

PLATINUM MEMBERSHIP
$24.99/mo

- + Credit Monitoring
- + Disaster Response
- + Medical Assistance
- + Travel Support
- + Free Towing (50mi Radius)
- + Stolen Funds Reimbursement ($1M)
- + Stolen Phone Protection ($500)

4% of U.S. Paying Circles[1]

[1]As of December 31, 2025. Note: Membership bundles shown represent U.S. offering. Services and pricing differ slightly by region. [2]Real-Time Pet tracking available with a Gold or Platinum memberships and the purchase of a Life360 Pet GPS which is sold separately.

Life360
Investor Presentation | March 2026 18

Significant runway for growth across all markets along the penetration curve

Life360 Penetration Stages Along the S-Curve:


3%
10%
20%
30%+
Smartphone Penetration
Europe
Rest of World
Canada
USA
ANZ
UK
Landing
Expanding
Growing
Scaling
Established
Mature

Penetration Stages Definitions:

Landing	<3%	Early market entry. Building initial user base, establishing brand awareness.
Expanding	3-10%	Accelerating user acquisition, building infrastructure, expanding distribution channels.
Growing	10-20%	Sustained momentum. Strong organic growth, word-of-mouth effects accelerating, brand recognition building.
Scaling	20-30%	Proven model accelerating. Network effects compounding, conversion optimization driving efficiency, pressing accelerator on validated approach.
Established	30%+	Entrenched market position. Embedded in market infrastructure, defensible competitive moats, families assume you exist.
Mature		Majority of addressable market penetrated, growth driven by household formation rather than share gains, focus shifts to retention and optimization.

Life360

Investor Presentation | March 2026 19

Investor Presentation | March 2026 Long remaining runway in U.S. penetration Penetration by State (2020) 1 Source: GSMA Mobile Economy Report, Pew Research Center, 2020 U.S. Census, and Company Data. 1 Estimated number of Life360 members as a percentage of smartphone-enabled population by state; Penetration rates of December 31, 2025 unless otherwise noted. Penetration by State (2025) 1 Landing <3% Expanding 3-10% Growing 10-20% Scaling 20-30% Established 30%+ Majority of states are in the Growing and Scaling phases of the S-Curve with the largest states adding the highest absolute growth, with significant runway before achieving Established status 20

Investor Presentation | March 2026 Europe 2%0.4% (2020) (2025) Source: GSMA Mobile Economy Report, Pew Research Center, International Monetary Fund (IMF), and Company Data. 1 Estimated number of Life360 members as a percentage of smartphone-enabled population by region; Rest of World excludes Russia and China; Penetration rates of December 31, 2025 unless otherwise noted. Rest of World 0.5%0.2% (2020) (2025) International penetration, while expanding, trails the U.S., with large upside opportunity Large global opportunity for membership Penetration by Region (2020–2025)1 21 United Kingdom 12%2% (2020) (2025) $ Indicates countries with Triple Tier offering United States 16%6% (2020) (2025) Landing <3% Expanding 3-10% Growing 10-20% Scaling 20-30% Established 30%+ Australia & New Zealand 14%3% (2020) (2025) Canada 5%1% (2020) (2025) $ $ $ $

Investor Presentation | March 2026 Top 10 International MAU countries1 (66% of total International) 1. United Kingdom 2. Brazil 3. Mexico 4. Australia 5. Italy 1Data as of FY’25 • Subscription revenue growth opportunity • Providing enhanced value to subscribers through expanded feature set Other Membership Tiers Rest of World: Non-Triple Tier Countries Growing usage and increasing monetization globally Scaling the international opportunity Triple Tier UK, ANZ & CA • High income markets similar to the U.S. with a driving culture • Subscription benefits around driving and digital safety (e.g., roadside assistance and identity theft protection) 6. Philippines 7. Malaysia 8. Canada 9. Spain 10. Germany 22 1. United Kingdom 2. Australia 3. Canada 4. Brazil 5. Mexico 6. Germany 7. South Africa 8. Netherlands 9. Japan 10. Malaysia Top 10 International Revenue countries1 (76% of total International)

Investor Presentation | March 2026 Monetization opportunities from free user base Loyal User Base of families that retain on the platform1 Globally Recognized Brand Focused on safety and connection First Party Data Advantage based on location Valuable Targeting Opportunities based on user insights … has the potential to deliver significant value while maintaining privacy at the forefront of our member experience Note: All metrics as of December 31, 2025 unless otherwise noted. 1 Based on MAU and Paying Circles by Registration Year data. ~80% U.S. MAU Are Ads Eligible 1 in 7 U.S. Smartphone Owners Use Life360 5x U.S. App Opens per Day 44% U.S. MAU Open the App Daily “U.S., 70th percentile household income, Moms, who have visited a Walmart in the last 30 days” Illustrative Customer Profiling & Audience Segment “1 million users visited Walmart in the course of the last 30 days” Our differentiated audience… 23 Our differentiated audience can deliver value to brands and advertisers

Investor Presentation | March 2026 $– $1 $2 $3 $4 $5 $6 $7 $8 Y +0 Y +1 Y +2 Y +3 Y +4 Y +5 Y +6 Y +7 Y +8 Y +9 Y +10 Y +11 Y +12 $-- $ 1 $ 2 $ 3 $ 4 $ 5 $ 6 $ 7 $ 8 -- 100 200 300 400 500 600 700 800 900 1,000 Ad Revenue ARPU by MAU (M)1,2 MAU (M) Ad Revenue ARPU from Launch1,3 The advertising opportunity for Life360 1Based on public filings, Wall Street Journal, FactSet Consensus Estimates, Reuters, and Visible Alpha Consensus Estimates. Nextdoor MAU estimated using a WAU to MAU conversion rate of 0.63. Match Group MAU estimated using a Payer to MAU conversion rate of 0.177. Snapchat MAU estimated using a DAU to MAU conversion rate of 0.5058. 2Waze MAU and ad revenue reflects estimated 2022 figures. Waze and Lyft data not available over time. 3Limited Y + 0 and Y + 1 ARPU data is publicly available. 4Source: Statista Market Insights: Advertising and Media. Global Advertising Spend4 $1.25 trillion (2026 estimate) Year of in-app Advertising Launch Data indicates long-term growth potential in advertising revenue A d ve rt is in g A R PU A d ve rt is in g A R PU 24 Expanded Market Opportunity with Nativo Acquisition

Investor Presentation | March 2026 25 First party data with location and context First party data with location and context Proprietary and predictive audiences Improved ad relevance, footfall measurement, data, and delivery All advertising environments and formats Advanced ad renderer technology Direct access to premium brands and agencies New and expanded sales channels with dedicated sales team Family structure Location patterns Driving behaviors Our combined tech stack accelerates Life360’s advertising roadmap and creates value across the ad-tech value chain Elevating the advertising experience based on what families truly need

Life360 Ads Network Vision

The Family Ads Platform that delivers experiences and outcomes for brands, while offering benefits to members that make everyday family life better


Brand/Agency
Theme park wants to attract new families and increase repeat visitors
Life360 In-App
~40M
Life360 U.S. In-App Reach[1]
Mom sees an ad pinned on the map
Dad sees a special offer in his email
Grandma gets a push notification when she lands at the airport
Nativo
FANTIX
Life360
Off-Site
~234M
U.S Off-Site Reach[2]
Mom sees a promo while browsing a news site
Dad sees an offer on a travel website
Family sees an ad ahead of their favourite TV show
Outcomes & Measurement
Theme park visits measured deterministically with Uplift by Life360

[1]Represents U.S. Ads eligible MAU as of December 2025. [2]Source: Comscore. Data as of December 2025.

Life360 Investor Presentation | March 2026 26

End-to-End Differentiated Ad Platform at Scale

Our combined tech stack accelerates Life360's advertising roadmap and creates value across the ad-tech value chain

High Level Ad-Tech Value Chain

Demand Side
- Brands
- Ad Agencies

Demand Side Platforms (DSPs)	Customer Data Platforms	Measurement Platforms	Supply Side Platforms (SSPs)*	Publishers
Integrations enable advertisers to buy digital ad inventory in an automated way (e.g. The Trade Desk & Amazon DSP)	Collect, unify, and organize first-party (1P) and third-party (3P) data signals	Unified layer of reporting into performance, ensuring safety, viewability, and attribution	Allow publishers to manage, optimize, and sell their ad inventory	Content creators and platforms that own the ad inventory (e.g. websites, apps, media outlets)
Direct integrations with key DSPs incl. Amazon, positioning Life360 as an attractive partner for large DSPs	Complementary custom audience creation based on 1P data at scale to drive outcome-based optimization	Complementary measurement tools at scale to capture full funnel performance	Full SSP capabilities incl. direct integrations with 400+ premium publishers and 20k+ websites and apps	Enable cross-format and cross-platform campaigns with premium publishers (e.g. premium display, CTV etc.)

Supply Side
- Consumers

Life360 + Nativo

Life360 Investor Presentation | March 2026 27

Investor Presentation | March 2026 Life360 and Uber announce new integration to help families stay connected Deepens Life360’s super app vision by embedding trusted third party services families already rely on 28 Integrated Super App Experience Membership Uber Teen Accounts Marketing & Advertising Shared value across Life360 and Uber memberships – building on an existing collaboration that delivers more value for Life360 members Unlock real-time trip tracking, ride booking, in-app coordination and personalized safety alerts for parents In-kind marketing with always-on advertising support – signals Uber’s continued investment in Life360 as a key advertising partner Enabling teens to request rides with parental supervision, real-time notifications, and safety screened drivers Note: Product image is for illustrative purposes only; actual may vary. Integrated services will be available in 2026.

Investor Presentation | March 2026 Life360 Strategy 29

Investor Presentation | March 2026 Grow our audience By building a leading position as a global family brand Scale paid offerings By driving higher retention and conversion through increased value for members Create new revenue streams By meeting family needs at every life stage and strengthening relationships with members Expand profitability By leveraging the expense base, and balancing growth investment with financial discipline Powerful network effects driving significant long-term growth opportunity Life360 strategy 30

Investor Presentation | March 2026 Our freemium flywheel drives our growth Network effects enhance new member acquisition and fuel competitive advantages Better Engagement More Users 31

Investor Presentation | March 2026 AI makes Life360 stronger, faster and more competitive Life360 Wins with AI by building on the foundation of family trust, real-world data and platform at scale Durable use case anchored in the physical world • Our core use case has no AI substitute — it is anchored in real people moving through the physical world • Our real world partnerships, tow truck networks and emergency services can’t be shortcut with new developer tools • With 96M+ users, 60 NPS, and a 4.8 app rating, we provide peace of mind families rely on us to deliver AI makes our data more valuable • Our first-party family data is real-time, continuous and perishable. It is not synthetic and can't be scraped by LLMs — it gets more scarce and more valuable as AI advances • Richer behavioral signals let AI optimize targeting, fill rates, and attribution across every campaign, with multiple optimization paths unique to Life360. The gap widens over time AI enhances our ability to delight customers • AI moves us from reactive dashboard to proactive family platform. Today we tell you your teen left — tomorrow we connect every dot: kids have a game, who's driving, when to leave, before you ask • From teen safety anomaly detection to proactive monitoring of aging parents, AI creates compounding value that deepens lock-in and builds pricing power AI is improving our execution • Organization-wide AI adoption of ~95% is enabling efficiencies across the organization, resulting in faster R&D releases and customer support automation without additional headcount • AI is allowing us to grow revenue faster than headcount, enabling us to invest more into product capabilities and experiences that drive growth Life360's data, relationships, and scale: AI-proof and AI-powered. 32

Investor Presentation | March 2026 AISmarter, faster product innovation and safety features AI accelerates our flywheel and deepens our moats AI enhances our relationships and advantages without replicating or replacing them 33 Richer first-party data for targeting and measurement Stronger platform with more reasons to engage Deeper engagement and lower churn Revenue growing faster than headcount Network effects that compound with scale More monetization from every user — free or paid Smarter free-to-paid conversion through personalized engagement

Life360's digital based freemium business

Freemium model becomes powerful at scale

Monetization: Advertising + Data + Partnerships + Premium Subscription + Referral Fees Other Sales[1]

New Member Onboarding
Frictionless download & registration

Free Member
Experience features

Paid Subscriber
Upsell to Paid Subscriber

Paid Subscriber
Upsell to higher tier + Other products

Marketing Efforts | **Free Member to Paid Conversion** | **Retention initiatives**

Member Experience & Product Efforts

Cost to provide: Hosting & other technology costs + Membership benefit costs + app store commissions + Referral costs[1]

- Strong word of mouth drives organic growth, supporting efficient customer acquisition spend
- Digital economics enables efficient scaling of user base, with low cost/high margin subscription services
- Growing free member base:
  - Creates a competitive moat
  - Increases premium member acquisition pool and
  - Provides indirect monetization opportunities, including advertising

[1] Represents potential revenue and costs associated with future opportunities. This statement is forward-looking, subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. For discussion of some of the important factors that could cause these variations, please consult the "Risk Factors" section in our most recent Annual Report on Form 10-K, as well as any updates thereto reflected in subsequent Quarterly Reports on Form 10-Q and other filings with the SEC.

Life360

Investor Presentation | March 2026 34

Investor Presentation | March 2026 The aspirational goals that drive our strategy #1 Brand for everyday family life 150M+ Monthly Active Users $1B+ Revenue 35%+ AEBITDA margins Note: Long-term targets are not projections; they are goals and are forward-looking, subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. For discussion of some of the important factors that could cause these variations, please consult the "Risk Factors" section in our most recent Annual Report on Form 10-K, as well as any updates thereto reflected in subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. Nothing in this presentation should be regarded as a representation by any person that these goals will be achieved and the Company undertakes no duty to update its goals. 35

Investor Presentation | March 2026 Financial Update FY’25 36

FY'25 Achievements

Cementing our position as the market-leading family safety membership service

Growing our audience

~95.8m

Global Monthly Active Users (MAU)
+ 20% YoY

26%

YoY growth in International MAU

Scaling paid offerings

~2.8m

Global Paying Circles
+ 26% YoY

132k

Quarterly net adds, an all-time Q4 record

Creating new revenue streams

Growing advertising revenue stream

hubble AURA Uber AccuWeather

Establishing new B2B partnerships to drive indirect monetization

Expanding profitability

$489.5m

FY'25 Revenue
+32% YoY

$93.2m

FY'25 Adjusted EBITDA[1]
19% Margin

[1] Adjusted EBITDA is a non-GAAP measure. For more information, including the definition of Adjusted EBITDA, the use of this non-GAAP measure, as well as a reconciliation of Net Income to Adjusted EBITDA see Appendix 3.

Life360 Investor Presentation | March 2026 37

FY'25 Results Summary

Delivering on growth

$M	FY'24	FY'25	Guidance	$ Change	% ch YoY
Revenue					
Subscription	277.8	369.3	366 - 368	91.4	33 %
Hardware	57.6	51.8	46 - 50	(5.8)	(10)%
Other	36.0	68.4	62 - 67	32.4	90 %
Total revenue	**371.5**	**489.5**	**474 - 485**	118.0	32 %
Annualized Monthly Revenue (AMR)[1]	367.6	478.0		110.4	30 %
Operating expenses	287.1	362.0		74.9	26 %
Net Income (Loss)	(4.6)	150.8		155.4	3411%
Adjusted EBITDA (Non-GAAP)[2]	45.5	93.2	84 - 88	47.7	105 %
Adjusted EBITDA Margin	12%	19%			7 %
Cash and cash equivalents[3]	160.5	495.8		335.4	209 %
Operating cash flow	32.6	88.6		56.0	172 %

Note: Numbers may not add or recalculate due to rounding.
[1]AMR includes the annualized monthly value of subscription, data and partnership agreements. All components of these agreements that are not expected to recur are excluded.
[2] Adjusted EBITDA is a non-GAAP measure. For more information, including the definition of Adjusted EBITDA, the use of this non-GAAP measure, as well as a reconciliation of Net Income to Adjusted EBITDA see Appendix 3.
[3] Cash and cash equivalents includes Restricted Cash.

Commentary

- Continued strong subscription revenue momentum, up 33% primarily driven by Life360 core subscription revenue up 36% to $347.1 million and growth in Paying Circles of 26%
- Hardware revenue decrease of 10%, as higher unit shipments were more than offset by increased promotional and competitive discounts and lower revenue related to bundled offerings
- Other revenue increase of 90% is primarily due to a greater number of partners and higher spend under existing arrangements
- Annualized Monthly Revenue up 30% to $478.0 million
- Operating expenses increased 26% and declined 3% YoY as a percentage of revenue, demonstrating an ongoing focus on cost discipline and operational efficiency
- Net income of $150.8 million impacted by a significant one-time, non-cash tax benefit. Income before income taxes was $32.7 million
- Adjusted EBITDA expansion driven by strong subscription and other revenue growth and increased operating leverage

Life360

Investor Presentation | March 2026 38

Investor Presentation | March 2026 Continued Strong Revenue Momentum *Annualized Monthly Revenue (AMR) is a financial measure used by the Company to identify the annualized monthly value of active customer agreements at the end of a reporting period. AMR includes the annualized monthly value of subscription, data and partnership agreements. All components of these agreements that are not expected to recur are excluded. Quarterly Annualized Monthly Revenue ($M)* 39 +30% YoY growth in December 2025 AMR 46 62 68 75 76 78 81 90 96 106 124 140 166 174 184 224 239 249 259 274 285 305 336 368 393 416 447 478 Q 1 19 Q 2 19 Q 3 19 Q 4 1 9 Q 1 20 Q 2 20 Q 3 20 Q 4 2 0 Q 1 21 Q 2 21 Q 3 21 Q 4 2 1 Q 1 22 Q 2 22 Q 3 22 Q 4 2 2 Q 1 23 Q 2 23 Q 3 23 Q 4 2 3 Q 1 24 Q 2 24 Q 3 24 Q 4 2 4 Q 1 25 Q 2 25 Q 3 25 Q 4 2 5

Investor Presentation | March 2026 Consolidated Revenue 40 Annual Revenue ($M) Total Consolidated Revenue Breakdown (FY’25) Hardware Life360 U.S. Subscription Life360 International Subscription Hardware Subscription Other FY'25 year over year growth of 32% Note: Numbers may not add or recalculate due to rounding. 58% 12% 5% 14% 11% $221 $278 $369 $58 $58 $52 $26 $36 $68 $305 $371 $489 FY'23 FY'24 FY'25 Subscription Hardware Other

Investor Presentation | March 2026 Life360 Core Monthly Active Users (MAU) (M) Note: Numbers may not add or recalculate due to rounding. Global MAU Q4'25 year over year growth of 20%, with significant contribution from organic channels International Triple Tier countries MAU (M) +27% YoY +26% YoY +16% YoY +26% YoY 11 13 15 17 17 16 17 17 18 20 22 24 25 27 29 31 32 34 35 37 39 40 42 44 45 48 49 51 10 11 11 11 12 9 9 10 10 12 12 12 13 15 18 18 19 20 23 25 28 30 35 36 38 40 43 45 Q1 19 Q2 19 Q3 19 Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 Q4 25 U.S. International Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 Q4 25 ANZ UK Canada 41 +35% YoY

Investor Presentation | March 2026 Global MAU Net Additions • Strong YoY growth across U.S. (+26%) and international (+80%) • We reached 95.8 million MAU in Q4’25 with 16.2 million net additions for the full year, achieving our strongest Q4 net additions in Company history • Historical variability between quarters specifically related to emerging markets and directly following quarters with high net additions • In FY’26, we expect 20% MAU growth for the full year, while quarterly MAU net additions will continue to vary quarter to quarter 42 Note: Numbers may not add or recalculate due to rounding. Q4'25 year over year growth of 51%, with significant growth internationally Life360 Core Quarterly MAU Net Additions (M) and Global MAU (M) 1.0 2.3 1.8 1.5 1.4 1.9 2.3 1.6 0.7 1.9 1.8 1.4 2.0 1.7 1.8 1.4 1.7 2.2 1.2 1.8 0.1 0.6 0.2 0.3 0.3 0.4 0.5 0.3 0.5 0.5 0.6 0.4 0.5 0.7 0.9 0.4 0.6 0.7 0.8 0.5 0.2 1.4 (0.6) (0.1) 1.1 1.3 2.3 (0.3) 1.0 0.8 2.0 1.2 2.4 1.9 3.6 0.9 1.8 1.4 1.6 1.8 28 32 34 35 38 42 47 49 51 54 58 61 66 71 77 80 84 88 92 96 (200) (150) (100) (50) - 50 100 -1 0 1 2 3 4 5 6 7 U.S. Net Adds International Triple Tier Net Adds Other International Net Adds Global MAU +25% CAGR

Investor Presentation | March 2026 Subscription Revenue Consolidated Quarterly Subscription Revenue ($M) Global Paying Circles (000s) and Global ARPPC ($) • Strong subscription revenue growth across U.S. and international, with consolidated subscription revenue uplift of 30% YoY in Q4'25 • Core Life360 subscription revenue growth of 33% YoY in Q4'25, benefitting from strong Paying Circles growth of 26% YoY • Core Life360 Subscription revenue growth also supported by price increases in the U.S. and a shift in product mix towards higher priced products. The U.S. price increases impacted new and existing annual subscribers beginning in the second half of 2024 and continuing into 2025 • Additional uplift from international regions implemented in 2024 due to legacy subscriber price increases and the launch of higher priced membership tiers in non-Triple Tier markets, as well as continued growth in existing Triple Tier markets Q4’25 revenue growth of 30% underpinned by 26% YoY uplift in Paying Circles and 6% YoY increase in ARPPC 43 51.7 52.7 56.6 59.861.6 65.7 71.8 78.881.9 88.6 96.3 102.5 Q1 Q2 Q3 Q4 2023 2024 2025 2,258 2,396 2,532 2,702 2,834 $132 $133 $135 $138 $140 $120 $125 $130 $135 $140 $145 1,400 1,600 1,800 2,000 2,200 2,400 2,600 2,800 3,000 Q4 24 Q1 25 Q2 25 Q3 25 Q4 25 Global PC Global ARPPC

Investor Presentation | March 2026 Paying Circles by Geography (000s) Paying Circles $140 $1398 +42% YoY$38 +42% YoYInternational Triple Tier Countries Paying Circles (000s) +27% YoY +24% YoY +32% YoY +23% YoY 44 Note: Numbers may not add or recalculate due to rounding. Q4'25 year over year growth of 26%, while raising prices and improving customer value 52 9 55 0 6 0 5 6 4 7 6 6 8 6 6 5 6 9 8 70 8 73 7 80 4 89 5 9 9 1 1, 0 4 4 1, 11 7 1, 18 0 1, 16 2 1, 20 3 1, 23 3 1, 30 0 1, 32 7 1, 39 0 1, 4 6 8 1, 57 9 1, 6 27 1, 71 8 1, 80 9 1, 9 16 2, 0 0 0 15 7 15 9 17 1 18 0 18 3 16 9 17 1 16 9 16 6 18 6 20 4 22 7 24 3 27 5 31 0 33 2 36 4 39 6 4 4 6 4 74 50 8 56 2 6 10 6 32 6 78 72 2 78 6 83 4 Q1 19 Q2 19 Q3 19 Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 Q4 25 U.S. International UK & ANZ Legacy price increases Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 Q4 25 ANZ UK Canada +45% YoY

Investor Presentation | March 2026 Average Revenue Per Paying Circle (ARPPC) 1 U.S. Price increase took effect across all Membership tiers starting in August 2022. 2 The uplift to global ARPPC was tempered by a 5% increase in the weighting of international Paying Circles as a percentage of global Paying Circles, reflecting faster growth in international regions that have lower pricing relative to the U.S. Average Revenue Per Paying Circle (ARPPC) ($) 1 +5% YoY 45 +16% YoY +54% YoY +67% YoY Triple Tier launches and annual subscription price increases driving ARPPC in the U.S. and internationally International Triple Tier Countries Revenue Q4 23 Q4 24 Q4 25 ANZ UK Canada $60 $163 $40 $82 Q1 19 Q2 19 Q3 19 Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 Q4 25 U.S. International +84% YoY +6% YoY Global ARPPC 2

Investor Presentation | March 2026 Strength of Free User Engagement Drives Consistent Net Subscriber Retention Over Time • MAU and Paying Circles by member registration year have increased over time, demonstrating strong retention dynamics and ability to convert free members to paid over the long-term • Consistent historical net subscriber retention across member registration years, driving net subscription revenue retention rate that is approximately 100% 1 Global Paying Circles by Member Registration Year (M)Global MAU by Member Registration Year (M) 1 Based on the average monthly subscription revenue for the six months ended December 31, 2025 compared to the prior six-month period 2023 2022 2021 2020 2019 2018 2017 2016 and before 2024 2025 46 0 10 20 30 40 50 60 70 80 90 100 D ec -2 1 Ju n -2 2 D ec -2 2 Ju n -2 3 D ec -2 3 Ju n -2 4 D ec -2 4 Ju n -2 5 D ec -2 5 0 0.5 1 1.5 2 2.5 3 D ec -2 1 Ju n -2 2 D ec -2 2 Ju n -2 3 D ec -2 3 Ju n -2 4 D ec -2 4 Ju n -2 5 D ec -2 5

Other Revenue

Revenue uplift supported by advertising ramp-up and continued monetization of free user base



Quarterly Other Revenue ($M)
6.5
6.5
12.8
6.5
7.3
14.5
6.5
9.3
16.9
6.1
13.0
24.2
Q1
Q2
Q3
Q4
2023
2024
2025



Other Revenue as % of Total Revenue
11%
12%
13%
14%
17%
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25

- Q4'25 Other revenue growth of 86% YoY reflects increases in data and partnership revenue, which includes advertising revenue, and is primarily due to a greater number of partners and higher spend under existing arrangements
- Significant uplift in Q4'25 YoY driven primarily by advertising revenue contribution

- Other revenue continues to expand as a percentage of total revenue, driving positive impacts on gross margin
- Expectation of significant long term growth potential as part of broader advertising and free user monetization strategy

Life360

Investor Presentation | March 2026 47

Investor Presentation | March 2026 Hardware Revenue Quarterly Hardware Revenue ($M) 48 • Q4'25 hardware revenue decrease of 19% YoY, as higher unit shipments were more than offset by increased promotional and competitive discounts and lower revenue related to bundled offerings • Q4’25 net hardware units shipped increased 3% YoY primarily driven by increased online retail demand • Continued growth in Tiles sold into Life360 user base, which is expected to continue with full integration of premium Tile features into Life360 app Quarterly Hardware Units Shipped (M) Continued growth in percentage of Life360 subs with an active linked Tile 10.0 11.6 15.5 21.1 10.2 11.9 11.7 23.8 8.9 12.3 11.3 19.3 Q1 Q2 Q3 Q4 2023 2024 2025 0.6 0.7 1.1 1.7 0.5 0.7 0.8 1.9 0.5 0.8 0.9 1.9 Q1 Q2 Q3 Q4 2023 2024 2025

Investor Presentation | March 2026 Expanding Profitability Leveraging the cost base as we scale with strong Adjusted EBITDA margin expansion YoY Adjusted EBITDA ($M) & Margin (%)Operating Expenses Declining as a % of Revenue • Operating expenses as a % of revenue have declined over time, reaching 69% in Q4'25, demonstrating our ongoing focus on cost discipline and operational efficiency • Adjusted EBITDA margin expansion to 22% in Q4'25 driven by strong subscription and other revenue growth and increased operating leverage 49 0.5 5.7 5.5 8.9 4.3 11.0 9.0 21.215.9 20.3 24.5 32.4 Q1 Q2 Q3 Q4 2023 2024 2025 95% 83% 82% 74% 85% 78% 81% 69% 79% 77% 73% 69% Q1 Q2 Q3 Q4 2023 2024 2025 1% 8% 7% 10% 5% 13% 10% 18% 15% 18% 20% 22%

Investor Presentation | March 2026 FY 2026 Outlook 50

Investor Presentation | March 2026 1 Adjusted EBITDA is a non-GAAP measure. For more information, including the definition of Adjusted EBITDA, the use of this non-GAAP measure, as well as a reconciliation of Net Income to Adjusted EBITDA, see Appendix 3. Outlook 51 For FY’26, Life360 expects to deliver: • Global MAU growth of 20% year-over-year; • Consolidated revenue of $640 million to $680 million (YoY growth of 31% to 39%), comprised of: • Subscription revenue of $460 million to $470 million (YoY growth of 25% to 27%); • Other revenue of $140 million to $160 million (YoY growth of 105% to 134%); • Hardware revenue of $40 million to $50 million; and • Adjusted EBITDA1 of $128 million to $138 million, which represents a margin of approximately 20%. Due to timing of investments in initiatives to support our growth, and seasonality, we anticipate Adjusted EBITDA to be lightly weighted in the first half of 2026, and heavily weighted in the second half of 2026.

Investor Presentation | March 2026 Appendix

Investor Presentation | March 2026 APPENDIX 1 Operating Metrics 1 Core metrics relate solely to the Life360 mobile application. 2 Core subscription revenue is defined as subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue which relates to other hardware related subscription offerings. Beginning with the second quarter of 2024, this definition has been updated and calculated in accordance with GAAP. 53 (in millions, except ARPPC, ARPPS, ASP) Q4 2025 Q3 2025 Q2 2025 Q1 2025 Q4 2024 Life360 Core(1) Monthly Active Users (MAU) - Global 95.8 91.6 88.0 83.7 79.6 U.S. 50.6 48.7 47.5 45.3 43.7 International 45.3 42.9 40.5 38.4 36.0 ANZ 3.5 3.2 3.1 2.9 2.7 Paying Circles - Total 2.8 2.7 2.5 2.4 2.3 U.S. 2.0 1.9 1.8 1.7 1.6 International 0.8 0.8 0.7 0.7 0.6 Average Revenue per Paying Circle (ARPPC) $ 139.54 $ 137.63 $ 135.42 $ 133.42 $ 131.76 Life360 Consolidated Subscriptions 3.4 3.3 3.1 3.0 2.9 Average Revenue per Paying Subscription (ARPPS) $ 122.41 $ 119.33 $ 116.06 $ 112.98 $ 110.43 Net hardware units shipped 1.9 0.9 0.8 0.5 1.9 Average Selling Price (ASP) $ 10.06 $ 11.99 $ 14.81 $ 16.99 $ 12.56 Annualized Monthly Revenue (AMR) $ 478.0 $ 446.7 $ 416.1 $ 393.0 $ 367.6 Additional KPI Related Information Subscription revenue $ 102.5 $ 96.3 $ 88.6 $ 81.9 $ 78.8 Non-Core subscription revenue $ (5.2) $ (5.6) $ (5.7) $ (5.7) $ (5.7) Core subscription revenue(2) $ 97.3 $ 90.7 $ 82.9 $ 76.2 $ 73.1 Subscription revenue bundling related adjustment $ (0.0) $ (0.1) $ (0.3) $ (0.4) $ (0.6) Hardware revenue bundling related adjustment $ 0.0 $ 0.1 $ 0.3 $ 0.4 $ 0.4

Investor Presentation | March 2026 APPENDIX 2 Income Statement 54 Three Months Ended December 31, Year Ended December 31, $ in millions, except share and per share data 2025 2024 2025 2024 Revenue Subscription revenue $ 102.5 $ 78.8 $ 369.3 $ 277.8 Hardware revenue 19.3 23.8 51.8 57.6 Other revenue 24.2 13.0 68.4 36.0 Total revenue 146.0 115.5 489.5 371.5 Cost of Revenue Cost of subscription revenue 13.8 10.6 51.0 41.0 Cost of hardware revenue 20.7 18.1 51.2 47.2 Cost of other revenue 1.9 1.3 6.5 4.1 Total cost of revenue 36.3 30.0 108.6 92.3 Gross Profit 109.7 85.5 380.8 279.2 Operating expenses Research and development 33.3 29.8 128.4 113.1 Sales and marketing 41.8 33.5 155.0 113.4 General and administrative 25.6 16.5 78.6 60.7 Total operating expenses 100.7 79.8 362.0 287.1 Income (loss) from operations 9.0 5.7 18.8 (8.0) Other income (expense), net Convertible notes fair value adjustment — — — (0.6) Derivative liability fair value adjustment — — — (1.7) Loss on settlement of convertible notes — — — (0.4) Gain on settlement of derivative liability — — — 1.9 Gain (loss) on change in fair value of investments (1.5) — 0.6 5.4 Interest income 4.7 1.8 13.7 6.0 Other income (expense), net (0.5) (1.2) (0.5) (7.2) Total other income (expense), net 2.7 0.6 13.8 3.4 Income (loss) before income taxes 11.7 6.3 32.7 (4.6) Benefit from income taxes (118.0) (2.2) (118.2) (0.1) Net income (loss) $ 129.7 $ 8.5 $ 150.8 $ (4.6) Net income (loss) per share, basic $ 1.65 $ 0.11 $ 1.95 $ (0.06) Net income (loss) per share, diluted $ 1.51 $ 0.10 $ 1.77 $ (0.06) Weighted-average shares used in computing net income (loss) per share, basic 78,733,783 74,920,574 77,251,239 72,125,571 Weighted-average shares used in computing net income (loss) per share, diluted 86,004,809 83,212,947 85,172,415 72,125,571 Note: Numbers may not add or recalculate due to rounding.

Investor Presentation | March 2026 APPENDIX 2 Balance Sheet Cash Flow 55 December 31, $M 2025 2024 Current Assets: Cash and cash equivalents $ 494.3 $ 159.2 Accounts receivable, net 80.7 58.0 Inventory 9.9 8.1 Costs capitalized to obtain contracts, net 1.2 1.1 Prepaid expenses and other current assets 20.1 14.6 Total current assets 606.1 241.0 Restricted cash, noncurrent 1.6 1.2 Property and equipment, net 3.0 1.8 Costs capitalized to obtain contracts, noncurrent 0.9 1.0 Prepaid expenses and other assets, noncurrent 48.5 21.6 Operating lease right-of-use asset 0.3 0.7 Intangible assets, net 38.3 40.6 Goodwill 134.6 133.7 Deferred tax assets, net 126.4 — Total Assets $ 959.7 $ 441.6 Liabilities and Stockholders’ Equity Current Liabilities: Accounts payable $ 8.4 $ 5.5 Accrued expenses and other current liabilities 42.0 32.0 Deferred revenue, current 46.4 39.9 Total current liabilities 96.8 77.3 Convertible notes, net, noncurrent 310.4 — Deferred revenue, noncurrent 4.3 5.3 Other liabilities, noncurrent — 0.4 Total Liabilities $ 411.5 $ 83.0 Commitments and Contingencies Stockholders’ Equity Common stock 0.1 0.1 Additional paid-in capital 686.9 648.1 Accumulated deficit (138.9) (289.7) Total stockholders’ equity $ 548.2 $ 358.5 Total Liabilities and Stockholders’ Equity $ 959.7 $ 441.6 Year Ended December 31, $M 2025 2024 Cash Flows from Operating Activities: Net income (loss) $ 150.8 $ (4.6) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation and amortization 13.3 9.8 Amortization of costs capitalized to obtain contracts 1.3 1.3 Amortization of operating lease right-of-use asset 0.3 0.3 Stock-based compensation expense, net of amounts capitalized 55.5 42.3 Non-cash interest expense, net 1.3 0.1 Convertible notes fair value adjustment — 0.6 Derivative liability fair value adjustment — 1.7 Loss on settlement of convertible notes — 0.4 Gain on settlement of derivative liability — (1.9) Gain on change in fair value of investments (0.6) (5.4) Provision for credit losses 0.8 0.3 Non-cash revenue from investments (1.2) (1.0) Deferred income taxes (118.4) — Changes in operating assets and liabilities, net of acquisition: Accounts receivable, net (23.5) (16.1) Prepaid expenses and other assets (6.7) 0.1 Inventory (1.8) (4.0) Costs capitalized to obtain contracts, net (1.2) (1.6) Accounts payable 3.1 (0.4) Accrued expenses and other current liabilities 9.3 4.5 Deferred revenue 6.7 6.6 Other liabilities, noncurrent (0.4) (0.4) Net cash provided by operating activities 88.6 32.6 Cash Flows from Investing Activities: Cash paid for acquisition (2.8) — Internally developed software (5.7) (3.9) Purchase of property and equipment (1.8) (1.2) Related Party SAFE — (5.0) Convertible note investment (25.0) — Net cash used in investing activities (35.3) (10.1) Cash Flows from Financing Activities: Proceeds related to tax withholdings on restricted stock settlements and the exercise of stock options and warrants 69.5 14.6 Taxes paid related to net settlement of equity awards (62.8) (34.0) Proceeds from issuance of common stock in U.S. initial public offering, net of underwriting discounts and commissions — 93.0 Payments of U.S. initial public offering issuance costs — (6.3) Proceeds from issuance of convertible senior notes 320.0 — Payments of debt issuance costs (10.9) — Purchase of capped calls (33.7) — Net cash provided by financing activities 282.1 67.3 Net Increase in Cash, Cash Equivalents, and Restricted Cash 335.4 89.7 Cash, Cash Equivalents and Restricted Cash at the Beginning of the Period 160.5 70.7 Cash, Cash Equivalents, and Restricted Cash at the End of the Period $ 495.8 $ 160.5 Note: Numbers may not add or recalculate due to rounding.

Investor Presentation | March 2026 Operating expenses APPENDIX 3 GAAP to Non-GAAP reconciliations 56 Cost of revenue Three Months Ended December 31, Year Ended December 31, $M 2025 2024 2025 2024 Cost of subscription revenue, GAAP $ 13.8 $ 10.6 $ 51.0 $ 41.0 Less: Depreciation and amortization, GAAP (1.0) (0.7) (4.3) (1.7) Less: Stock-based compensation, GAAP (0.5) (0.2) (1.9) (0.7) Total cost of subscription revenue, Non-GAAP $ 12.2 $ 9.8 $ 44.8 $ 38.5 Cost of hardware revenue, GAAP $ 20.7 $ 18.1 $ 51.2 $ 47.2 Less: Depreciation and amortization, GAAP (1.0) (1.0) (3.9) (3.7) Less: Stock-based compensation, GAAP (0.4) (0.2) (1.5) (0.8) Total cost of hardware revenue, Non-GAAP $ 19.3 $ 16.9 $ 45.8 $ 42.7 Cost of other revenue, GAAP $ 1.9 $ 1.3 $ 6.5 $ 4.1 Less: Depreciation and amortization, GAAP (0.2) — (0.6) — Total cost of other revenue, Non-GAAP $ 1.7 $ 1.3 $ 5.9 $ 4.1 Cost of revenue, GAAP $ 36.3 $ 30.0 $ 108.6 $ 92.3 Less: Depreciation and amortization, GAAP (2.2) (1.6) (8.9) (5.5) Less: Stock-based compensation, GAAP (0.9) (0.4) (3.4) (1.5) Total cost of revenue, Non-GAAP $ 33.2 $ 28.0 $ 96.4 $ 85.3 Three Months Ended December 31, Year Ended December 31, $M 2025 2024 2025 2024 Research and development expense, GAAP $ 33.3 $ 29.8 $ 128.4 $ 113.1 Less: Depreciation and amortization, GAAP — — (0.1) (0.1) Less: Stock-based compensation, GAAP (7.3) (7.0) (28.0) (25.5) Less: Other, GAAP — — (0.7) — Total Research and development, Non-GAAP $ 26.1 $ 22.7 $ 99.6 $ 87.5 Sales and marketing expense, GAAP $ 41.8 $ 33.5 $ 155.0 $ 113.4 Less: Depreciation and amortization, GAAP (1.2) (1.1) (4.4) (4.2) Less: Stock-based compensation, GAAP (1.6) (1.1) (7.0) (3.3) Total Sales and marketing expense, Non-GAAP $ 38.9 $ 31.4 $ 143.5 $ 105.8 General and administrative expense, GAAP $ 25.6 $ 16.5 $ 78.6 $ 60.7 Less: Stock-based compensation, GAAP (5.7) (3.3) (17.0) (11.9) Less: Other, GAAP (4.5) — (4.8) (0.2) Total General and administrative expense, Non-GAAP $ 15.4 $ 13.2 $ 56.8 $ 48.6 Total Operating expenses, GAAP $ 100.7 $ 79.8 $ 362.0 $ 287.1 Less: Depreciation and amortization, GAAP (1.2) (1.1) (4.5) (4.3) Less: Stock-based compensation, GAAP (14.5) (11.4) (52.1) (40.7) Less: Other, GAAP (4.5) — (5.6) (0.2) Total Operating expenses, Non-GAAP $ 80.4 $ 67.3 $ 299.9 $ 241.9 Note: Numbers may not add or recalculate due to rounding.

APPENDIX 3

Non-GAAP Financial Measures

	Three Months Ended December 31,		Year Ended December 31,	
$M	2025	2024	2025	2024
Net income (loss)	129.7	8.5	150.8	(4.6)
Add (deduct):				
Convertible notes fair value adjustment[1]	—	—	—	0.6
Derivative liability fair value adjustment[1]	—	—	—	1.7
Loss on settlement of convertible notes[2]	—	—	—	0.4
Gain on settlement of derivative liability	—	—	—	(1.9)
Gain (loss) on change in fair value of investments[3]	1.5	—	(0.6)	(5.4)
Benefit from income taxes[4]	(118.0)	(2.2)	(118.2)	(0.1)
Depreciation and amortization[5]	3.5	2.7	13.3	9.8
Interest income	(4.7)	(10.2)	(13.7)	(6.0)
Other expense, net	0.5	9.7	0.5	1.6
Acquisition and investment related transaction costs[6]	3.8	—	4.9	—
Stock-based compensation	15.5	11.8	55.5	42.3
Warehouse relocation costs[7]	0.7	—	0.7	—
IPO-related transaction costs, including secondary offering costs	—	1.0	—	6.8
Workplace restructuring costs[8]	—	—	—	0.2
Adjusted EBITDA	**32.4**	**21.2**	**93.2**	**45.5**

1 To reflect the change in fair value of the September 2021 Convertible Notes and derivative liability associated with the July 2021 Convertible Notes.
2 Relates to the settlement of the July 2021 Convertible Notes and September 2021 Convertible Notes.
3 Relates to the changes in fair value of the Related Party Investment and the Convertible Note Investment. Refer to the FY 2025 10-K for the definition and additional information on the Related Party Investment and Convertible Note Investment.
4 The Company recorded a significant one-time, non-cash income tax benefit for the year related to the release of a valuation allowance, based on the Company's current and projected taxable income, supporting the realizability of deferred tax assets.
5 Includes depreciation on fixed assets and amortization of intangible assets.
6 Relates to costs incurred in connection with the acquisition of Nativo, Inc., the Convertible Note Investment, and the asset acquisition of Fantix, Inc., including one-time bonus payments.
7 Relates to non-recurring warehouse relocation costs in connection with the move of certain hardware manufacturing operations.
8 Relates to non-recurring personnel and severance related expenses.

Note: Numbers may not add or recalculate due to rounding.

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance.

Adjusted EBITDA

In addition to total revenue, net income and other results under GAAP, we utilize a non-GAAP calculation of adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"). Adjusted EBITDA is defined as net income (loss), excluding (i) convertible notes and derivative liability fair value adjustments, (ii) gains and losses on the settlement of convertible notes and derivative liabilities, (iii) gain (loss) on change in fair value of investments, (iv) benefit from income taxes, (v) depreciation and amortization, (vi) interest income, (vii) other expense, net, (viii) acquisition and investment related transaction costs, (ix) stock-based compensation, (x) warehouse relocation costs, (xi) IPO-related transaction costs, including secondary offering costs, and (xii) workplace restructuring costs.

These items are excluded from Adjusted EBITDA because they are non-cash in nature, because the amount and timing of these items are unpredictable, or because they are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing useful measures for period-to-period comparisons of our business performance. Moreover, we have included Adjusted EBITDA in this presentation because it is a key measurement used by our management team internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. However, this non-GAAP financial measure is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies. As such, you should consider this non-GAAP financial measure in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net income (loss) and our other GAAP results.

The table presents a reconciliation of net income (loss), the most directly comparable GAAP measure, to Adjusted EBITDA.

Life360

Investor Presentation | March 2026 57

APPENDIX 4

Competitive Landscape

	Life360	AAA		AT&T		LifeLock by norton	NOONLIGHT	On		T	V
Monthly Price	*$14.99*	*$10.00*	*Free*	*$7.99*	*$14.99*	*$79.99*	*$4.99*	*$34.99*	*Free*	*$10.00*	*$14.99*
Membership	Family circle	Individual	Individual	Family	Individual	Family	Individual	Family	Individual	Individual	Individual
Features											
Available on iOS & Android	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓
Roadside Assistance	✓	✓		✓				✓			✓
SOS Alert	✓						✓	✓		✓	✓
Driver Reports	✓				✓						✓
Stolen Phone Reimbursement	✓			✓							
Credit Monitoring	*Platinum Only*	✓				✓					
ID Theft Protection	✓	✓				✓					
iOS Crash Detection	✓				✓		✓	✓			✓
Disaster Assistance	*Platinum Only*							✓			
Travel Assistance	*Platinum Only*	✓									
Location Sharing	✓		✓	✓	✓			✓	✓	✓	✓
Stolen Funds Reimbursement	✓	✓				✓					
Item Tracking	✓		✓								
In-App Messaging	✓								✓		
Pet Tracking[1]	✓										

Note: Pricing and feature information sourced from publicly available data. Feature sets for cellular providers reflect those of their associated family safety apps. Life360 feature set and pricing represents the Gold Membership, with select features available at the Platinum Membership for $24.99. [1]Real-Time Pet racking and Pet Finder Network are only available with a Gold or Platinum memberships and the purchase of a Life360 Pet GPS which is sold separately.

Life360

Investor Presentation | March 2026 58

Investor Presentation | March 2026 Thank you.